Exhibit 1

PURCHASE AGREEMENT

September 20, 2004

This Purchase Agreement (the “Agreement”) is by and between the seller identified on Schedule A attached hereto (“Seller”), located at the address shown below the Seller's signatures herein, and certain investment advisory client accounts of Wellington Management Company, llp, identified on Schedule B attached hereto (individually, a “Purchaser,” and, collectively, the “Purchasers”), c/o Wellington Management Company, llp, 75 State Street, Boston, Massachusetts 02109, Facsimile No. 617-204-7535, relating to the sale of an aggregate of 1,500,000 shares of common stock of Tipperary Corporation (the “Company”) owned by the Seller to the Purchasers in the amounts reflected on Schedule A (collectively, the “Shares”), subject to the terms set forth herein.  Pursuant to this Agreement, the Purchasers agree to purchase, in the aggregate, from the Seller on the Settlement Date, as defined below, such number of Shares as is set forth in Schedule A at the Purchase Price, as defined below.

1.             The Sale of the Shares; Settlement Date.

1.1           The sale of the Shares is being conducted as an off-the-exchange sale.

1.2           The Shares will be sold at a per share price of $4.00, for an aggregate purchase price of $6,000,000.00 (the “Purchase Price”); the Purchase Price for each Purchaser will be the number of Shares it is buying, as set forth on Schedule B, times $4.00.  Subject to satisfaction of the terms and conditions set forth in this Agreement, the receipt of the stock certificates representing the Shares and the payment of the Purchase Price will occur on September 22, 2004 (the “Settlement Date”).  On the Settlement Date, each Purchaser will receive one or more certificates representing the number of Shares identified on Schedule B hereto to be purchased by such Purchaser, duly registered in the name of such Purchaser, or nominee name.  Subject to Section 1.3, immediately upon receipt of the certificates, each Purchaser, or its designated agent, shall make payment of its portion of the Purchase Price for the Shares as identified on Schedule B hereto, to the Seller by wire transfer of immediately available funds to such account or accounts as the Seller shall designate to Purchasers in writing.

1.3           The parties obligations hereunder shall be conditioned upon the receipt by the Purchasers of a duly executed Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form as Exhibit A attached hereto, granting the Purchasers registration rights with respect to the Shares being purchased pursuant to this Agreement.  If such condition is not satisfied, this Agreement shall be null and void ab initio and the parties shall use their best efforts to return immediately the Shares of any certificates representing the same to the Seller.

1.4           Each Purchaser understands that:

(a)           The offer and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Act”), any state securities laws or the laws of any foreign jurisdiction, but rather are being made privately by Seller pursuant to the exemption from registration under the Act and applicable state law exemptions and the Shares therefore constitute “restricted securities” as that term is defined in Rule 144.

(b)           All stock certificates evidencing the Shares shall bear a restrictive legend in substantially the language set forth below.

The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act.  These shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

2.             Representations and Warranties.

2.1           The Seller represents and warrants to, and agrees with, each Purchaser that:

(a)           Authorization of Agreements.  The Seller has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Seller hereunder.  The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by the Seller and the consummation of the transactions contemplated herein and compliance by the Seller of its obligations hereunder have been duly authorized by the Seller and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by the Seller pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Seller is a party or by which the Seller or its property may be bound or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Seller.

(b)           Good and Marketable Title.  The Seller has and will at the Settlement Date have good and marketable title to the Shares to be sold by the Seller hereunder; and upon delivery of such Shares by the Seller and payment of the Purchase Price therefor by the Purchasers as herein contemplated, assuming each such Purchaser has no notice of any adverse claim, each of the Purchasers will receive good and marketable title to the Shares purchased by it from the Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(c)           Absence of Further Requirements.  Except for a Form 4 and a Schedule 13D/A, no filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Seller of its obligations hereunder or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement.

(d)           Placement Agent and Fee.  The Seller acknowledges and agrees that neither it nor any of its officers, directors, employees or agents acting on behalf of the Seller have employed any broker or finder, and none of the foregoing have incurred any liability for any brokerage fees, commissions or finder's fees, in connection with this Agreement.

2.2           Each Purchaser severally represents and warrants to, and agrees with, the Seller that:

(a)           Authorization of Agreement.  Such Purchaser has the full right, power and authority to enter into this Agreement and to purchase the Shares to be sold by the Seller hereunder.  The execution and delivery of this Agreement and the payment by the Purchaser of its share of the Purchase Price and the consummation of the transactions contemplated herein and compliance by such Purchaser of its obligations hereunder have been duly authorized by the Purchaser and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Purchaser is a party or by which the Purchaser may be bound or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Purchaser.

(b)           Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Purchaser of its obligations hereunder or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement.

(c)           Status of Purchasers.  Each Purchaser hereby represents, warrants and agrees that it is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Act.

(d)           Information Provided Respecting the Company.  Each Purchaser has been supplied with certain filings of the Company with the U.S. Securities and Exchange Commission (“SEC”).  The Company has provided each Purchaser with the opportunity to discuss with and ask questions of the Company's representatives concerning the Company.  All information requested by each Purchaser from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of this Agreement has been furnished to the Purchaser's satisfaction.  Each Purchaser has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of this

Agreement, and to obtain from the Company any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to such Purchaser.

(e)           Shares Acquired by Purchaser.

Each Purchaser represents, warrants and certifies that:

(i)            The Purchaser is acquiring the Shares for the Purchaser's own account and not for or on behalf of any other person;

(ii)           Each Purchaser represents that the Shares have not been acquired with a view towards distribution or for redistribution or with the intent to divide Purchaser's participation with others;

(iii)          Each Purchaser will only resell the Shares pursuant to registration under the Act and the laws of any applicable states or pursuant to an available exemption from registration.  The only registration rights to which Purchaser has with respect to the Shares are as set forth in the Registration Rights Agreement.

(f)            Notice of Proposed Transfers.  Prior to any proposed sale, assignment, transfer or pledge of the Shares (other than transfers not involving a change in beneficial ownership), unless there is in effect a registration statement under the Act covering the proposed transfer, a Purchaser shall give written notice to the Company of its intention to effect such transfer, sale, assignment or pledge.  Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such Purchaser's expense, by an unqualified written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company and addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Act, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company.  Each such notice shall also be accompanied by a written agreement of the proposed transferee to conform to the requirements hereof.  Each certificate evidencing the securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Act.

(g)           Further Assurances.  Each Purchaser will execute and deliver to Seller any document, or do any other act or thing, which Seller may reasonably request in connection with the acquisition of the Shares.

(h)           Non-Disclosure.  Each Purchaser has not distributed any written materials furnished to the Purchaser by Seller to anyone other than the Purchaser's professional advisors.

(i)            Accurate Representations by Purchaser.  Each Purchaser represents that the statements made and other information provided in this Agreement are accurate as of the date this Agreement is executed by the Purchaser, and, if there should be any material change in such information prior to the acceptance or rejection of this subscription, Purchaser will immediately provide revised information to the Company.

(j)            Investment Herein is Consistent with Purchaser's Investment Program.  Each Purchaser further represents that Purchaser is familiar with the type of investment which the Shares constitute. Each Purchaser believes that the Shares subscribed for herein are Shares of the kind Purchaser wishes to acquire and that the nature of the Shares subscribed for and the amount of Purchaser's subscription is consistent with the overall investment program and financial position of Purchaser.

(k)           Knowledge and Experience.  Each Purchaser, or its investment adviser acting on its behalf, has such knowledge and experience in financial and business matters in general to evaluate the merits and risks of the prospective investment and to make an informed investment decision.

(l)            No Governmental Findings.  Each Purchaser understands that no federal or state agency has made any finding or determination regarding the fairness of the Shares or any recommendation or endorsement concerning an investment in the Shares.

(m)          Placement Agent and Fee.  Each Purchaser acknowledges and agrees that neither it nor any of its officers, directors, employees or agents acting on behalf of the Purchaser have employed any broker or finder, and none of the foregoing have incurred any liability for any brokerage fees, commissions or finder's fees, in connection with this Agreement.

3.             Representations, Warranties and Agreements to Survive Delivery.

The representations, warranties, indemnities, agreements, and other statements of the Seller made in or pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser, and shall survive delivery of and payment for the Shares.

4.             Public Announcements.

Purchasers and Seller will consult with each other before issuing any press release or otherwise making any public statements with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

5.             Best Efforts.

Upon the terms and subject to the conditions hereof, and subject to fiduciary obligations under applicable law, each of the parties hereto agrees to use its commercially reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, and shall use its commercially reasonable best efforts to obtain all necessary registrations and filings, approvals and to effect all necessary registrations and filings, including without limitation filings under the Securities Exchange Act o 1934 and any Blue Sky Laws.  The parties will comply with all applicable rules and regulations of any governmental authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

6.             Notices.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by registered or certified mail, return receipt requested, or transmitted by any standard form of telecommunication and confirmed.  Notices to the Seller or the Purchasers shall be sent to the addresses referenced in the first paragraph of this Agreement.

7.             Parties.

The Agreement herein set forth is made solely for the benefit of the Seller and the Purchasers and their respective successors and assigns.  No other person shall acquire or have any right under or by virtue of this Agreement.  This Agreement and all conditions and provisions of this Agreement being intended to be and being for the sole and exclusive benefit of the parties to this Agreement and their respective executors, administrators, successors, and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation.

8.             Headings.

The headings of the sections and subsections of this Agreement are for convenience of reference only and do not form a part of this Agreement and in no way interpret or construe such sections and subsections.

9.             Governing Law.

This Agreement shall be governed by the laws of the State of Illinois.

10.          Default/Fees.

In the event of a default by either party to this Agreement, the non-defaulting party shall be entitled to seek the remedy of specific performance.  The prevailing party in any dispute arising hereunder shall be entitled to recover its fees and costs (including reasonable attorneys' fees at trial and appeal) from the non-prevailing party.

11.          Counterparts/Facsimile Signatures.

This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement.  This Agreement may be executed and delivered by facsimile signatures, which shall be deemed to be original signatures for all intents and purposes.

IN WITNESS WHEREOF, each of the parties set forth below has executed this Agreement as of the date set forth above and agrees and acknowledges that such Agreement is a binding and validly enforceable agreement against such party.

SELLER:

SLOUGH ESTATES USA INC.

By:	/s/ R W Rohner
Name: Randall W. Rohner
Title: Senior V.P./CFO

Address:
444 North Michigan Ave., Suite 3230
Chicago, IL 60611

PURCHASERS:

WTC-CIF Energy Portfolio
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

WTC-CTF Energy Portfolio
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

Global Natural Resources II
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

General Mill Group Trust
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

VEBA Trust for the General Mills & American
Federation of Grain Millers Health & Wellness Plan
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

Global Natural Resources III
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

Global Natural Resources III, L.P.
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

Spindrift Partners, L.P.
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

Spindrift Investors (Bermuda) L.P.
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

Placer Creek Partners, L.P.
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel

Placer Creek Investors (Bermuda) L.P.
By: Wellington Management Company, llp
as its investment adviser

By:	/s/ Julie Jenkins
Name:	Julie A. Jenkins
Title:	Vice President and Counsel